SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 11, 2009
General Finance Corporation
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-32845	32-0163571
(Commission File Number)	(I.R.S. Employer Identification No.)

39 East Union Street
Pasadena, California	91103
(Address of Principal Executive Offices)	(Zip Code)
(626) 584-9722
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTES
Certain References

References in this Report to “we,” “us,” “our” or the “company” refer to General Finance Corporation, a Delaware corporation (“GFN”), and its direct and indirect subsidiaries, including GFN North America Corp., a Delaware corporation, and its subsidiary Pac-Van, Inc., an Indiana corporation, GFN Mobile Storage Inc., a Delaware corporation, and GFN U.S. Australasia Holdings, Inc., a Delaware corporation, its subsidiary GFN Australasia Holdings Pty Limited, an Australian corporation ("GFNA"), its subsidiary GFN Australasia Finance Pty Limited, an Australian corporation ("GFNAF"), and its subsidiary RWA Holdings Pty Limited, an Australian corporation (“RWA”). RWA and its subsidiaries are collectively referred to in this Report as “Royal Wolf.”

		Page
Item 1.01	Entry Into a Material Definitive Agreement	1

Item 9.01	Financial Statements and Exhibits	1

EXHIBIT 10.1
i

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

    On September 11, 2009, GFNA, GFNAF, Royal Wolf and Australia and New Zealand Banking Group Limited ("ANZ") entered into an amendment (the "Amendment") of the senior credit facility (the "Credit Facility") of Royal Wolf to establish financial covenants (primarily consolidated senior and total interest coverage and senior and total debt ratios) at less restrictive levels during the fiscal year ending June 30, 2010 (“FY 2010”).  The Amendment also requires principal payments for FY 2010 to total 80% of Free Cash Flow, as defined in the Amendment, which Royal Wolf estimates would be approximately $9,700,000 (AUS$12,000,000); payable at a minimum of $1,006,000 (AUS$1,250,000)  per quarter during the interim, with the balance to be paid within 60 days from the end of FY 2010.  The Amendment further provides that approximately $12,700,000 (AUS$15,800,000) of the borrowings under the Credit Facility will bear interest at ANZ’s prime rate, plus 4.15% per annum and the balance of the borrowings under the Credit Facility will bear interest at ANZ’s prime rate, plus 3.15% per annum.

The Credit Facility, as amended by the Amendment, further provides, among other things, that the $5,500,000 due Bison Capital on July 1, 2010 must be paid by a capital infusion from GFN, that at least 50% of the amounts owed under the Bison Notes be hedged by Royal Wolf for foreign currency exchange risks and that capital expenditures of property, plant and equipment over $1,600,000 (AUS$2,000,000) in FY 2010 be approved by ANZ.

ANZ charged a fee of $161,000 (AUS$200,000) for the Amendment and would require a break-up fee of $400,000 (AUS$500,000) if the Credit Facility is refinanced by another lender before March 31, 2010.

A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit:

10.1
Variation Letter dated as of September 11, 2009 among GFN Australasia Holdings Pty Ltd., GFN Australasia Finance Pty Ltd., RWA Holdings Pty Ltd, Royalwolf Trading Australia Pty Ltd, Royal Wolf Hi-Tech Pty Ltd, Royalwolf NZ Acquisition Co Ltd, Royalwolf Trading New Zealand Ltd and Australia and New Zealand Banking Group Limited

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL FINANCE CORPORATION
Dated: September 11, 2009	By:	/s/ CHRISTOPHER A. WILSON
Christopher A. Wilson
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1
Variation Letter dated as of September 11, 2009 among GFN Australasia Holdings Pty Ltd., GFN Australasia Finance Pty Ltd., RWA Holdings Pty Ltd, Royalwolf Trading Australia Pty Ltd, Royal Wolf Hi-Tech Pty Ltd, Royalwolf NZ Acquisition Co Ltd, Royalwolf Trading New Zealand Ltd and Australia and New Zealand Banking Group Limited